Item 77H - 	Deutsche Treasury Portfolio
(formerly known as Treasury
Portfolio) (a series of Investors Cash
Trust) (the "Registrant")
Change in Control of Registrant

Below is the person presumed to control one of
Registrant's series because such person had owned
more than 25% of the series based on the records of
the series as of July 5, 2016.
As of July 5, 2016:
Series
Name of Person
Ownership
as % of
Series
Deutsche
Treasury
Portfolio
BAND & COC/O US
BANK MILWAUKEE
WI 53201-1787
30.1863%

As of January 4, 2016:
Series
Name of Person
Ownership
as % of
Series
Deutsche
Treasury
Portfolio
BAND & COC/O US
BANK MILWAUKEE
WI 53201-1787
28.30%
Deutsche
Treasury
Portfolio
KNOTFLOAT &
COC/O STATE
STREET
BANKBOSTON MA
02206-5496
26.30%